Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Yapp Moi Lee, President, Chief Executive Officer, Chief Financial Officer and director of Smartec Holdings Inc., (Principal Financial Officer and Principal Accounting Officer), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-QSB/A of Smartec Holdings Inc. for the interim period ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Smartec Holdings Inc.

Dated: November 23, 2007

/s/ Yapp Moi Lee

Yapp Moi Lee, President

Chief Executive Officer, Chief Financial Officer and director

(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Smartec Holdings Inc. and will be retained by Smartec Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.